Exhibit 99.1

Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com

Brandywine Realty Trust Announces $0.39 FFO per Diluted Share for the Fourth Quarter 2015

and $1.45 for 2015, Additional Disposition Activity and Provides

Adjusted 2016 FFO Guidance of $1.23 to $1.30 per Diluted Share

Radnor, PA, February 4, 2016 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and twelve months ended December 31, 2015.

Management Comments

“During 2015, we achieved our operating goals, made significant progress on improving our forward growth prospects and strengthened our balance sheet,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust. “Our most recent announcements, including the sale of Cira Square and the large portfolio transaction with Och Ziff, have substantially completed our multi-year portfolio repositioning strategy.  These transactions bring our overall 2015 and 2016 year-to-date sales transactions to $1.1 billion at an average cap rate of 7.0%. The 2015 and early 2016 dispositions provide significant liquidity and results in a portfolio much more focused on urban and town center properties.  Our overall disposition efforts have resulted in a significant reduction of our non-core holdings in Pennsylvania, New Jersey, Delaware, Richmond and Northern Virginia.  In addition, these transactions significantly increase our financial capacity, reduce debt and provide ample liquidity for our development pipeline.”

Fourth Quarter Highlights

Financial Results

▪	Funds from Operations (FFO); $69.0 million, or $0.39 per share.
▪	Net loss available to common shareholders; ($63.9) million, or ($0.37) per share, which includes a $79.7 million, or $0.46 per share impairment provision.
▪	Utilizes Share Repurchase Program to acquire $5.2 million common shares, $67.3 million during 2015.
▪	Fourth quarter 2015 results include an $8.1 million, or $0.05 per share, one-time, non-cash tax credit income that will not continue beyond 2015.

Portfolio Results

▪	Core portfolio was 93.5% occupied and 94.4% leased.
▪	Signed 929,000 square feet of new and renewal leases.
▪	Achieved 80.6% tenant retention ratio.
▪	Rental rate mark-to-market increased to 13.4% / 4.2% on GAAP/Cash basis.
▪	Achieved 2015 speculative revenue target, $2.4 million above original 2015 guidance.

2016 Transaction Activity

▪

On February 4, 2016, we completed a series of related transactions with affiliates of Och Ziff Capital Management Group LLC ("Och Ziff") that resulted in the sale of 58 office properties that contain an aggregate of 3,924,783 rentable square feet.  The transactions value the portfolio at $398.1 million, or $101 per square foot.  The portfolio is 91.4% occupied as of the closing date.

The transaction was completed through a series of simultaneous transactions which involved (a) the sale of our fee interests in the portfolio land parcels to MAP Fee Owner LLC (“MAP”), an affiliate of Och-Ziff, totaling $188.1 million and (b) the sale of our leasehold interests, pursuant to long-term ground leases with MAP, in the portfolio to newly formed Och-Ziff joint venture (the “Venture”) totaling $210.0 million with an affiliate of Brandywine retaining a 50% interest in the Venture with an investment balance of approximately $25.6 million. The Venture has secured $180.8 million of non-recourse mortgage debt.

Brandywine received approximately $353.0 million of proceeds, after $19.5 million of transaction costs.  Brandywine will continue to provide property management, leasing and construction management services for a majority of the portfolio.  These transactions have resulted in the company recording an impairment totaling approximately $45.4 million.

▪

During December 2015, we entered into an agreement to dispose of our interests in Cira Square located in the University City submarket of Philadelphia, Pennsylvania for $354.0 million, or $410 per square foot, resulting in a gain of approximately $114.0 million.  The property totals 862,700 square feet and is 100% leased to the General Services Administration and occupied by the Internal Revenue Service.  We anticipate this transaction closing, subject to customary closing conditions, in February 2016.  After the transaction, Brandywine will continue to provide management services at the property.

▪

On January 29, 2016, we sold our 50% ownership interest in an unconsolidated real estate venture known as Coppell Associates for net cash proceeds of $4.4 million after closing costs and related debt payoff.

2015 Transaction Activity

▪	Sold three office properties located in Carlsbad, California for $30.4 million, or $155 per square foot. The three properties total 196,100 square feet and are 64% leased.
▪	Sold a 1.6 acre development site located at the corner of 2nd and King Streets in Wilmington, Delaware for $6.5 million.
▪	Sold six suburban office buildings located in Mount Laurel, New Jersey totaling 560,100 square feet. The sale price was $56.5 million.
▪

Contributed two newly constructed office buildings known as Encino Trace, containing an aggregate of approximately 320,000 square feet in Austin, Texas to our current Austin Venture.  The sale values the project at $91.3 million, or $285 per square foot, at stabilization.  The transaction closed on December 31, 2015.  At the time of sale, we had incurred project costs totaling $76.7 million and Austin Venture will fund the remaining costs.

▪	Sold our 50% ownership interest in an unconsolidated real estate venture known as Residence Inn Tower Bridge for net cash proceeds of $6.1 million after closing costs and related debt payoff.

Finance / Capital Markets

▪

During December 2015, we completed the refinancing of One Commerce Square with a $130 million first mortgage maturing in April, 2023.  The mortgage has a fixed interest rate of 3.64%.  The previous mortgage totaled $121.2 million at closing and was scheduled to mature in January 2016 and had a fixed interest rate of 5.67%.

▪

During January 2016, we prepaid two secured mortgages totaling $212.2 million.  The mortgages were secured by our Cira Square and Cira South Garage.  The prepayment of the mortgages resulted in a $53.4 million cash charge for the early extinguishment of debt and a $13.2 million charge for the write-off of unamortized debt costs.  These charges will be recorded in first quarter 2016.

▪	No outstanding balance on our $600.0 million unsecured revolving credit facility as of December 31, 2015.
▪	$56.7 million of cash and cash equivalents on-hand as of December 31, 2015.

▪	Increasing our 2016 disposition target to $850.0 million, a $400.0 million increase from our original 2016 Business Plan.
▪	Extended and increased our seven-year unsecured term loan to $250.0 million through October 2022 at an all-in rate of 3.72%.
▪	Repaid an $88.0 million secured mortgage unencumbering two of our properties located in Tysons Corner, Virginia.

Development

▪

Entered into a fee development agreement with Subaru to construct their North American headquarters, containing 250,000 square feet in Camden, New Jersey on December 3, 2015. We will receive development fees in connection with the project, which will be fully funded and financed by Subaru.

▪

Acquired several land parcels containing approximately 3.7 acres in Camden, New Jersey for $8.8 million and entered into an agreement to construct an 83,000 square foot build-to-suit service center for Subaru of America as the single tenant. Subaru of America has entered into an 18-year lease for the subject service center.

Results for the Three and Twelve Months Ended December 31, 2015

FFO available to common shares and units in the fourth quarter of 2015 totaled $69.0 million or $0.39 per diluted share versus $54.1 million or $0.30 per diluted share in the fourth quarter of 2014.  Our fourth quarter 2015 FFO included a one-time, non-cash new market income item totaling $8.1 million.  Our fourth quarter 2014 FFO included a $5.1 million loss on the early extinguishment of debt.  Our fourth quarter 2015 payout ratio ($0.15 common share distribution / $0.39 FFO per diluted share) was 38.5%.

Net loss allocated to common shares totaled ($63.9) million or ($0.37) per diluted share in the fourth quarter of 2015 compared to a net loss of ($3.6) million or ($0.02) per diluted share in the fourth quarter of 2014.

Our FFO available to common shares and units in the twelve months of 2015 totaled $261.8 million or $1.45 per diluted share versus $227.7 million or $1.34 per diluted share in the twelve months of 2014.  Our twelve months 2015 FFO payout ratio ($0.60 common share distribution / $1.45 FFO per diluted share) was 41.4%.

Net loss allocated to common shares totaled ($37.6) million or ($0.21) per diluted share in the twelve months of 2015 compared to a net loss of ($0.3) million or $0.00 per diluted share in the twelve months of 2014.

Operating and Leasing Activity

In the fourth quarter of 2015, our Net Operating Income (NOI) excluding termination revenues and other income items increased 5.0% on a GAAP basis and increased 4.1% on a cash basis for our 109 same store properties, which were 93.1% and 91.3% occupied on December 31, 2015 and December 31, 2014, respectively.

We leased approximately 929,000 square feet and commenced occupancy on 662,000 square feet during the fourth quarter of 2015.  The fourth quarter occupancy activity includes 331,000 square feet of renewals, 273,000 square feet of new leases and 58,000 square feet of tenant expansions.  We have an additional 140,000 square feet of executed new leasing scheduled to commence subsequent to December 31, 2015.

We achieved an 80.6% tenant retention ratio in our core portfolio with net absorption of 178,900 square feet during the fourth quarter of 2015.  Fourth quarter rental rate growth increased 13.4% as our renewal rental rates increased 2.8% and our new lease/expansion rental rates increased 24.2%, all on a GAAP basis.

At December 31, 2015, our core portfolio of 116 properties comprising 17.0 million square feet was 93.5% occupied and we are now 94.4% leased (reflecting new leases commencing after December 31, 2015).

Distributions

On December 8, 2015, our Board of Trustees declared a quarterly cash dividend of $0.15 per common share, payable on January 20, 2016 to holders of record on January 6, 2016.  Our Board of Trustees also declared a quarterly dividend of $0.43125 for each 6.90% Series E Cumulative Redeemable Preferred Share, payable on January 15, 2016 to holders of record on December 30, 2015.

2016 Earnings and FFO Guidance

Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are updating our previously issued 2016 guidance from $1.25 to $1.35 per diluted share to $1.23 to $1.30 per diluted share.  This guidance is provided for informational purposes and is subject to change.  The following is a reconciliation of the calculation of 2016 FFO and earnings per diluted share:

Guidance for 2016	Range
Income per diluted share allocated to common shareholders	$0.71	to	$0.78
Plus: real estate depreciation, amortization	1.16		1.16
Less: gain on sale of Cira Square	(0.64)		(0.64)

Core FFO per diluted share	$1.23	to	$1.30

Adjustment:
Loss on early prepayment of mortgage debt	$0.38	to	$0.38

FFO for diluted share, allocated to common shareholders	$0.85	to	$0.92

Our 2016 FFO guidance does not include income arising from the sale of undepreciated real estate.  Other key assumptions include:

•	Occupancy ranging between 93 – 94% by year-end 2016 with 94 – 95% leased;
•	7.0 – 9.0% GAAP increase in overall lease rates with a resulting 2.0 – 4.0% increase in 2016 same store GAAP NOI;
•	2.0 – 4.0% increase in 2016 same store cash NOI growth;
•	Speculative Revenue Target: $24.9 million, 55% achieved;
•	No acquisition or new development starts;
•	$850.0 million of aggregate sales activity during 2016; $765 million executed/under agreement;
•	FFO per diluted share based on 177.6 million fully diluted weighted average common shares; and
•	Core FFO excludes $66.6 million, or $0.38 per diluted share related to the pre-payment of two mortgages associated with the sale of Cira Square.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Washington, D.C., and Austin markets.  Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 232 properties and 28.9 million square feet as of December 31, 2015.  Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together.  Our deep commitment to our communities was recognized by NAIOP naming Brandywine the 2014 Developer of the Year – the highest honor in the commercial real estate industry.  For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast

BDN management will discuss updated earnings guidance for fiscal 2016 on Friday, February 5, 2016, during the company’s earnings call.  The conference call will begin at 9:00 a.m. Eastern Time and will last approximately one hour.  The conference call can be accessed by dialing 1-800-683-1525 and providing conference ID: 95089085.  Beginning two hours after the conference call, a taped replay of the call can be accessed through Thursday, February 18, 2016, by calling 1-855-859-2056 and entering access code 95089085. The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.

Looking Ahead - First Quarter 2016 Conference Call

We anticipate we will release our first quarter 2016 earnings on Wednesday, April 20, 2016, after the market close and will host our first quarter 2016 conference call on Thursday, April 21, 2016 at 9:00 a.m. Eastern Time.  We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.

Forward-Looking Statements

Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2014. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures

We compute our financial results in accordance with generally accepted accounting principles (GAAP).  Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance.  At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us.  NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures.  Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests.  To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release.  FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)

NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests.  In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization.  NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently.  NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.

BRANDYWINE REALTY TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2015	2014
ASSETS	(unaudited)
Real estate investments:
Operating properties	$3,693,000	$4,603,692
Accumulated depreciation	(867,035)	(1,067,829)
Operating real estate investments, net	2,825,965	3,535,863
Construction-in-progress	268,983	201,360
Land inventory	130,479	90,603
Total real estate investments, net	3,225,427	3,827,826
Cash and cash equivalents	56,694	257,502
Accounts receivable, net	17,126	18,757
Accrued rent receivable, net	145,092	134,051
Assets held for sale, net	584,365	18,295
Investment in real estate ventures, at equity	241,004	225,004
Deferred costs, net	101,419	101,261
Intangible assets, net	111,623	99,403
Mortgage note receivable	-	88,000
Other assets	71,761	65,111
Total assets	$4,554,511	$4,835,210
LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable	545,753	639,631
Unsecured term loans	247,800	198,923
Unsecured senior notes, net of discounts	1,591,164	1,588,791
Accounts payable and accrued expenses	99,856	96,046
Distributions payable	28,249	28,871
Deferred income, gains and rent	30,413	59,452
Acquired lease intangibles, net	25,655	26,010
Liabilities related to assets held for sale	2,151	602
Other liabilities	31,379	37,558
Total liabilities	$2,602,420	$2,675,884
Commitments and contingencies
Brandywine Realty Trust's Equity:
Preferred Shares (shares authorized-20,000,000)
6.90% Series E Preferred Shares, $0.01 par value; issued and outstanding- 4,000,000 in 2015 and 2014	40	40
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 174,688,568 and 179,293,160 issued and outstanding in 2015 and 2014, respectively	1,747	1,793
Additional paid-in-capital	3,252,622	3,314,693
Deferred compensation payable in common shares	11,918	6,219
Common shares in grantor trust, 745,686 in 2015, 384,386 in 2014	(11,918)	(6,219)
Cumulative earnings	499,086	529,487
Accumulated other comprehensive loss	(5,192)	(4,607)
Cumulative distributions	(1,814,378)	(1,700,579)
Total Brandywine Realty Trust's equity	1,933,925	2,140,827
Non-controlling interests	18,166	18,499
Total beneficiaries' equity	1,952,091	2,159,326
Total liabilities and beneficiaries' equity	$4,554,511	$4,835,210

BRANDYWINE REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue
Rents	$122,931	$120,101	$486,731	$483,682
Tenant reimbursements	21,716	20,822	85,722	84,879
Termination fees	2,236	1,030	4,797	8,000
Third party management fees, labor reimbursement and leasing	5,959	4,931	18,764	17,200
Other	1,150	926	6,617	3,221
Total revenue	153,992	147,810	602,631	596,982
Operating expenses:
Property operating expenses	47,995	44,718	181,170	177,330
Real estate taxes	12,991	12,677	50,623	51,844
Third party management expenses	1,436	1,658	6,294	6,791
Depreciation and amortization	58,674	50,796	219,029	208,569
General and administrative expenses	7,852	6,693	29,406	26,779
Provision for impairment	79,700	-	82,208	1,765
Total operating expenses	208,648	116,542	568,730	473,078
Operating income	(54,656)	31,268	33,901	123,904
Other income (expense):
Interest income	35	2,676	1,224	3,974
Tax credit transaction income	8,102	-	19,955	11,853
Interest expense	(26,746)	(29,492)	(110,717)	(124,329)
Interest expense - amortization of deferred financing costs	(1,180)	(1,196)	(4,557)	(5,148)
Interest expense - financing obligation	(331)	(283)	(1,237)	(1,144)
Recognized hedge activity	-	-	-	(828)
Equity in income (loss) of real estate ventures	1,024	(57)	(811)	(790)
Net gain on disposition of real estate	3,823	203	20,496	4,901
Net gain on sale of undepreciated real estate	-	-	3,019	1,184
Net gain from remeasurement of investments in real estate ventures	-	-	758	458
Net gain (loss) on real estate venture transactions	7,229	-	7,229	(417)
Loss on early extinguishment of debt	-	(4,988)	-	(7,594)
Income (loss) from continuing operations	(62,700)	(1,869)	(30,740)	6,024
Discontinued operations:
Income from discontinued operations	-	-	-	18
Net gain on disposition of discontinued operations	-	-	-	900
Total discontinued operations	-	-	-	918
Net income (loss)	(62,700)	(1,869)	(30,740)	6,942
Net (income) loss from discontinued operations attributable to non-controlling interests	-	-	-	(10)
Net loss from continuing operations attributable to non-controlling interests	560	90	339	43
Net loss attributable to non-controlling interests	560	90	339	33
Net income (loss) attributable to Brandywine Realty Trust	(62,140)	(1,779)	(30,401)	6,975
Distribution to preferred shareholders	(1,725)	(1,725)	(6,900)	(6,900)
Nonforfeitable dividends allocated to unvested restricted shareholders	(76)	(81)	(329)	(349)
Net loss attributable to Common Shareholders of Brandywine Realty Trust	$(63,941)	$(3,585)	$(37,630)	$(274)

PER SHARE DATA
Basic loss per common share	$(0.37)	$(0.02)	$(0.21)	$-
Basic weighted average shares outstanding	175,086,298	179,068,349	178,162,160	166,202,649

Diluted loss per common share	$(0.37)	$(0.02)	$(0.21)	$-
Diluted weighted average shares outstanding	175,086,298	179,068,349	178,162,160	166,202,649

BRANDYWINE REALTY TRUST

FUNDS FROM OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Reconciliation of Net Income to Funds from Operations:
Net loss attributable to common shareholders	$(63,941)	$(3,585)	$(37,630)	$(274)
Add (deduct):
Net income (loss) attributable to non-controlling interests - LP units	(561)	(34)	(336)	1
Amount allocated to unvested restricted unitholders	76	81	329	349
Net (gain) loss on real estate venture transactions	(7,229)	-	(7,229)	417
Net income from disc ops attributable to non-controlling interests - LP units	-	-	-	10
Net gain on disposition of real estate	(3,823)	(203)	(20,496)	(4,901)
Net gain on disposition of discontinued operations	-	-	-	(900)
Net gain from remeasurement of investments in real estate ventures	-	-	(758)	(458)
Provision for impairment	79,081	-	81,589	1,765
Depreciation and amortization:
Real property — continuing operations	41,361	39,998	161,610	163,218
Leasing costs including acquired intangibles — continuing operations	17,205	10,732	57,034	45,159
Company’s share of unconsolidated real estate ventures	7,111	7,272	28,707	24,292
Partners’ share of consolidated joint ventures	(57)	(37)	(225)	(225)
Funds from operations	$69,223	$54,224	$262,595	$228,453
Funds from operations allocable to unvested restricted shareholders	(199)	(163)	(802)	(791)
Funds from operations available to common share and unit holders (FFO)	$69,024	$54,061	$261,793	$227,662

FFO per share - fully diluted	$0.39	$0.30	$1.45	$1.34

Weighted-average shares/units outstanding - fully diluted	177,213,113	182,146,061	180,438,141	169,411,616

Distributions paid per common share	$0.15	$0.15	$0.60	$0.60

FFO payout ratio (distributions paid per common share/FFO per diluted share	38.5%	50.0%	41.4%	44.8%

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – 4th QUARTER

(unaudited and in thousands)

Of the 179 properties owned by the Company as of December 31, 2015, a total of 109 properties ("Same Store Properties") containing an aggregate of 15.8 million net rentable square feet were owned for the entire three-month periods ended December 31, 2015 and 2014. Average occupancy for the Same Store Properties was 91.7% during 2015 and 89.9% during 2014. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended December 31,
	2015	2014
Revenue
Rents	$94,867	$91,957
Tenant reimbursements	14,952	13,981
Termination fees	2,060	894
Other	601	434
Total revenue	112,480	107,266

Operating expenses
Property operating expenses	34,106	33,577
Real estate taxes	9,820	9,617
Net operating income	$68,554	$64,072

Net operating income - percentage change over prior year	7.0%

Net operating income, excluding net termination fees & other	$66,211	$63,044

Net operating income, excluding net termination fees & other - percentage change over prior year	5.0%

Net operating income	$68,554	$64,072
Straight line rents	(5,092)	(4,221)
Above/below market rent amortization	(781)	(894)
Non-cash ground rent	22	22
Cash - Net operating income	$62,703	$58,979

Cash - Net operating income - percentage change over prior year	6.3%

Cash - Net operating income, excluding net termination fees & other	$60,058	$57,712

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	4.1%

	Three Months Ended December 31,
	2015	2014
Net loss from continuing operations:	$(62,700)	$(1,869)
Add/(deduct):
Interest income	(35)	(2,676)
Tax credit transaction income	(8,102)	-
Interest expense	26,746	29,492
Interest expense - amortization of deferred financing costs	1,180	1,196
Interest expense - financing obligation	331	283
Equity in (income) loss of real estate ventures	(1,024)	57
Net gain on real estate venture transactions	(7,229)	-
Net gain on disposition of real estate	(3,823)	(203)
Loss on early extinguishment of debt	-	4,988
Depreciation and amortization	58,674	50,796
General & administrative expenses	7,852	6,693
Provision for impairment	79,700	-
Consolidated net operating income	91,570	88,757
Less: Net operating income of non same store properties	(5,255)	(849)
Less: Elimination and non-property specific net operating income	(17,761)	(23,836)
Same store net operating income	$68,554	$64,072

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – TWELVE MONTHS

(unaudited and in thousands)

Of the 179 properties owned by the Company as of December 31, 2015, a total of 107 properties ("Same Store Properties") containing an aggregate of 15.7 million net rentable square feet were owned for the entire twelve-month periods ended December 31, 2015 and 2014. Average occupancy for the Same Store Properties was 91.1% during 2015 and 88.9% during 2014. The following table sets forth revenue and expense information for the Same Store Properties:

	Twelve Months Ended December 31,
	2015	2014
Revenue
Rents	$370,418	$359,981
Tenant reimbursements	58,631	54,928
Termination fees	4,420	6,819
Other	3,281	1,726
Total revenue	436,750	423,454

Operating expenses
Property operating expenses	134,940	130,628
Real estate taxes	38,144	38,533
Net operating income	$263,666	$254,293

Net operating income - percentage change over prior year	3.7%

Net operating income, excluding net termination fees & other	$257,189	$248,240

Net operating income, excluding net termination fees & other - percentage change over prior year	3.6%

Net operating income	$263,666	$254,293
Straight line rents	(18,190)	(13,920)
Above/below market rent amortization	(3,494)	(5,189)
Non-cash ground rent	88	89
Cash - Net operating income	$242,070	$235,273

Cash - Net operating income - percentage change over prior year	2.9%

Cash - Net operating income, excluding net termination fees & other	$234,869	$227,082

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	3.4%

	Twelve Months Ended December 31,
	2015	2014
Net income (loss) from continuing operations:	$(30,740)	$6,024
Add/(deduct):
Interest income	(1,224)	(3,974)
Tax credit transaction income	(19,955)	(11,853)
Interest expense	110,717	124,329
Interest expense - amortization of deferred financing costs	4,557	5,148
Interest expense - financing obligation	1,237	1,144
Recognized hedge activity	-	828
Equity in loss of real estate ventures	811	790
Net (gain) loss on real estate venture transactions	(7,229)	417
Net gain on disposition of real estate	(20,496)	(4,901)
Net gain on sale of undepreciated real estate	(3,019)	(1,184)
Net gain from remeasurement of investments in real estate ventures	(758)	(458)
Loss on early extinguishment of debt	-	7,594
Depreciation and amortization	219,029	208,569
General & administrative expenses	29,406	26,779
Provision for impairment	82,208	1,765
Consolidated net operating income	364,544	361,017
Less: Net operating income of non same store properties	(18,782)	(8,144)
Less: Elimination and non-property specific net operating income	(82,096)	(98,580)
Same store net operating income	$263,666	$254,293